Exhibit 99.1

2026 First Half and Second Quarter Financial Results August 5, 2026 NYSE: CF

Safe harbor statement

All statements in this presentation by CF Industries Holdings, Inc. (together with its subsidiaries, the "Company"), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" or "would" and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about: strategic plans and management's expectations with respect to the production of low-carbon ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this presentation. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the Company's ability to complete the projects at its Blue Point Complex, including the construction of a low-carbon ammonia production facility with its joint venture partners and scalable infrastructure on schedule and on budget or at all; the Company's ability to fund the capital expenditure needs related to the joint venture at its Blue Point Complex, which may exceed its current estimates; the cyclical nature of the Company's business and the impact of global supply and demand on the Company's selling prices and operating results; the global commodity nature of the Company's nitrogen products, the conditions in the global market for nitrogen products, and the intense global competition from other producers; announced or future tariffs, retaliatory measures, and global trade relations, including the potential impact of tariffs and retaliatory measures on the price and availability of materials for its capital projects and maintenance; conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for its fertilizer products; the volatility of natural gas prices in North America and globally; weather conditions and the impact of adverse weather events; the seasonality of the fertilizer business; the impact of changing market conditions on the Company's forward sales programs; difficulties in securing the supply and delivery of raw materials or utilities, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment, including those related to carbon dioxide sequestration; the Company's reliance on a limited number of key facilities; risks associated with cybersecurity; acts of terrorism and regulations to combat terrorism; the significant risks and hazards involved in producing and handling the Company's products against which the Company may not be fully insured; risks associated with international operations; the Company's ability to manage its indebtedness and any additional indebtedness that may be incurred; risks associated with changes in tax laws and adverse determinations by taxing authorities, including any potential changes in tax regulations and its qualification for tax credits; risks involving derivatives and the effectiveness of the Company's risk management and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory provisions and requirements related to greenhouse gas emissions and sustainability matters, including announced or future changes in environmental, climate change or sustainability laws; the development and growth of the market for low-carbon ammonia and the risks and uncertainties relating to the development and implementation of the Company's low-carbon ammonia projects; risks associated with investments in and expansions of the Company's business, including unanticipated adverse consequences and the significant resources that could be required; and failure of technologies to perform, develop or be available as expected, including the low-carbon ATR ammonia production facility with carbon capture and sequestration technologies being constructed at its Blue Point Complex. More detailed information about factors that may affect the Company's performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.'s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.'s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company's web site. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non - GAAP financial measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield, which are non - GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non - GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield included in this prese nta tion may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense — net, income taxes and depreciation and amortization. Other adjustments include the elimination of the portion of interest income (expense) — net and the portion of depreciation and amortization that are included in noncontrolling interests, and loan fee amortization that is included in bo th interest and amortization. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in t he industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year - over - year performance. Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flow s, reduced by capital expenditures and distributions to noncontrolling interest plus contributions from noncontrolling interests . F ree cash flow to adjusted EBITDA conversion is defined as free cash flow divided by adjusted EBITDA. Free cash flow yield is defined a s f ree cash flow divided by market value of equity (market cap). The Company has presented free cash flow, free cash flow to adjuste d EBITDA conversion and free cash flow yield because management uses these measures and believes they are useful to investors, as an indication of the strength of the Company and its ability to generate cash and to evaluate the Company’s cash generatio n ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available fo r d iscretionary expenditures.

Outstanding operational performance in a tight global nitrogen supply-demand balance delivers strong financial results

$727M
Q2 2026
Net Earnings

$2.1B
Q2 2026 LTM
Net Earnings

$1.2B
Q2 2026
Adjusted EBITDA[(1)]

$3.7B
Q2 2026 LTM
Adjusted EBITDA[(1)]

$3.0B
Q2 2026 LTM
Cash from Operations

$1.8B
Q2 2026 LTM
Free Cash Flow[(3)]

$1.3B
Q2 2026 LTM
Capital Returned to Shareholders[(2)]

$1.5B
Remaining in Current $2B Share Repurchase Authorization[(4)]

0.16
12-month Rolling Average Recordable Incident Rate[(5)]

98%
1H 2026
Available Ammonia Capacity Utilization[(6)]

50%
Q2 2026 LTM FCF/Adj EBITDA Conversion[(7)]

10%
Greater Capacity Utilization than North America Peers[(8)]
5-year rolling average ending 2025

(1) See appendix for reconciliation of adjusted EBITDA to the most directly comparable GAAP measure
(2) Represents last twelve months share repurchases and dividends paid through June 30, 2026
(3) Includes the cash inflows and outflows associated with the Blue Point One joint venture, which includes a net cash inflow of ~$73M representing $289M in contributions from JERA and Mitsui, less Capex funded by JERA and Mitsui of $216M. See appendix for reconciliation of free cash flow to the most directly comparable GAAP measure
(4) As of June 30, 2026; share repurchase authorization runs through 2029
(5) Per 200,000 work hours as of June 30, 2026
(6) Available ammonia capacity represents CF Industries' average annual gross ammonia capacity of its manufacturing network, as described in the Company's 2025 Form 10-K, less the average gross ammonia capacity of its Yazoo City Complex, which management currently expects will resume operations in 1H 2027
(7) Represents Q2 2026 LTM free cash flow divided by Q2 2026 LTM adjusted EBITDA. See appendix for reconciliations of free cash flow and adjusted EBITDA to the most directly comparable GAAP measures
(8) Sourced from CRU Ammonia Database on December 22, 2025, see slide 5

4

5 Outstanding safety performance drives industry leading production capacity utilization 5 - Year Rolling Avg. North American Ammonia Percent of Capacity Utilization (1) CF’s 10% greater capacity utilization yields an additional ~1 million tons of ammonia annually (4) 0.16 1.9 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 2012 2014 2016 2018 2020 2022 2024 Q2 2026 CF BLS Fertilizer Manufacturing Total injuries per 200,000 work hours Total Recordable Incident Rate As of June 30 , 2026, the 12 - month rolling average recordable incident rate was 0.16 per 200,000 work hours 96% 86% 5-year rolling avg. percent of capacity utilization +10% CF North America (2) North America Excluding CF (3) (1) Source of data: December 22, 2025, CRU Ammonia Database (2) Represents CF Industries historical North American production and CRU’s capacity estimates for CF Industries (3) Calculated by removing CF Industries’ annual reported production and capacity from the CRU data for all North American ammoni a p roduction peer group (4) ~1 million tons represents the difference between CF Industries’ actual trailing 5 - year average ammonia production of 9.5 millio n tons at 96% of capacity utilization and the 8.6 million tons CF Industries would have produced if operated at the 86% CRU North American benchmark excluding CF Industries Note: CRU North American peer group includes AdvanSix , Austin Powder (US Nitrogen), Carbonair , CF Industries, Chevron, CVR Partners, Dakota Gasification Co, Incitec Pivot Ltd, Fortigen , Koch Industries, LSB Industries, LSB Industries/Cherokee Nitrogen, Methanex, Mississippi Power, Mosaic, Nutrien , OCI N.V., Sherritt International Corp, Shoreline Chemical, Simplot, Yara International, Gulf Coast Ammonia

6 Highlights and Outlook Highlights : Blue Point project hits milestone as permits received in July enabling construction to commence in August Initiated a front - end engineering and engineering design (FEED) study for DEF capacity expansion at the Courtright Complex Q2 2026 returned $302 million to shareholders through share repurchases and dividends - Repurchased ~2 million shares for $225 million Declared quarterly dividend of $0.60 per share of common stock in July, a 20% increase over prior quarterly dividend Achieved 98% available ammonia capacity utilization in 1H 2026 (1) Outlook : Constructive supply - demand fundamentals persist into 2027 CF - funded capital expenditures expected to be ~$950 million (2) , of which ~$400 million related to Blue Point Gross ammonia production in 2026 expected to be ~9.5 million tons, which includes the impact of the ongoing outage at Yazoo City Complex as a result of an incident that occurred in November 2025 Yazoo City Complex expected to resume ammonia, ammonium nitrate solution, nitric acid, urea ammonium nitrate solution and urea liquor production during 1H 2027 Long - term Outlook : Global supply - demand balance expected to tighten as demand outpaces global nitrogen capacity growth Continued European curtailment and shutdowns expected due to high feedstock and maintenance costs Producers in the Middle East and Russia are expected to face persistent geopolitical risk premium that reflects an increase in the cost of capital and adds cost uncertainty to product distribution (1) Available ammonia capacity represents CF Industries’ average annual gross ammonia capacity of its manufacturing network, as d esc ribed in the Company's 2025 Form 10 - K, less the average gross ammonia capacity of its Yazoo City Complex, which management currently expects will resume operations in 1H 202 7 (2) Excludes the capital expenditures associated with the Yazoo City rebuild

Tight near-term global nitrogen supply; further constrained by ongoing geopolitical disruptions

Nitrogen Market Outlook

- Tight global nitrogen supply continues
- Supply disrupted from Russia & Middle East
- Chinese urea exports expected under strict quota
- Indian imports to grow on reduced domestic production
- Brazil imports expected to be robust in 2H 2026
- High energy costs challenge European production

Tight near- and long-term global nitrogen supply

China Urea Exports

Million metric tons



~4-6 MMT
2H
2H
1H
2024
2025
2026F

India Urea Imports



~10-11 MMT
2H
1H
2024
2025
2026F

Brazil Urea Imports



~7-8 MMT
2H
1H
2024
2025
2026F

1H trade actual January through May for China and India with estimates for June; January through June for Brazil
Sources: Industry Publications, CRU Urea Market Outlook as of March 2026, CF Analysis

7

8 Blue Point reaches key milestone enabling construction to start August 2026 JV formed with JERA & Mitsui Permits received in July Positive Blue Point One FID JERA & Mitsui awarded contract for difference from the Japanese government Construction to commence in August CF estimated contribution of $1.5B + $550M common facilities * Image based on rendering of Blue Point One for illustrative purposes only

Strategic initiatives drive 2030 mid-cycle EBITDA to ~$3.3B

CF Mid-Cycle Growth



EBITDA
FCF
$ millions
~$2,900(1)
$1,700+
~$400
Strategic Initiatives
~$3,300
$2,000+
Current Mid-Cycle EBITDA
Expected Mid-Cycle EBITDA ~2030

Strategic initiatives

- Monetizing decarbonization
  - 45Q tax credits
  - Low-carbon product premium
- Blue Point One JV
- Margin enhancement projects

(1) Based on the estimated cost of $2.6B-$2.8B to build a greenfield integrated NH3/Urea complex of 1.35 million tons capacity in other low-cost natural gas regions with a return on capital in the range of 10-12%. Based on this estimated cost and return, CF current mid-cycle urea price is $410/st ($385/st NOLA urea plus $25/st average CF realized premium vs NOLA) and natural gas cost of $3.50/MMBtu

CF 9

10 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q2 2026 LTM FCF Yield $2,783 $1,799 $1,445 $1,789 $1,823 0.0 500.0 1,000.0 1,500.0 2,000.0 2,500.0 3,000.0 2022 2023 2024 2025 Q2 2026 LTM Durable cash flow generation underscores significant valuation disconnect to Industrial and Material sectors CF Free Cash Flow (1) FCF/Adj EBITDA conversion % (3) 50% 62% 63% 65% 47% (2) CF 11.1% (4) (2) S&P 500 Industrials 3.0% (5) S&P 500 Materials 3.1% (5) Valuation Disconnect ~60% Avg. FCF Conversion (1) Represents annual and Q2 2026 LTM free cash flow. See appendix for reconciliation of free cash flow to the most directly comp ara ble GAAP measure (2) Includes the cash inflows and outflows associated with the Blue Point One joint venture formed on April 8, 2025. (3) Represents annual and Q2 2026 LTM free cash flow divided by annual and Q2 2026 LTM adjusted EBITDA. See appendix for reconcil iat ions of free cash flow and adjusted EBITDA to the most directly comparable GAAP measures (4) Represents Q2 2026 LTM free cash flow divided by market value of equity (market cap) as of June 30 th . See appendix for reconciliation of free cash flow to the most directly comparable GAAP measure and calculation of market cap (5) S&P 500 Industrials and S&P 500 Materials FCF yield from Bloomberg as of 7/29/26, calculation method may be different from CF ’s $ millions

11 LTM Free Cash Flow (millions) CF Industries’ Free Cash Flow and Shares Outstanding as of Period End Shares Outstanding (millions) $2,165 $2,783 $1,799 $1,445 $1,789 $1,823 208 196 188 170 154 152 125 135 145 155 165 175 185 195 205 215 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2021 2022 2023 2024 2025 Q2 2026 LTM Robust free cash flow participation… Non - GAAP reconciliation: Cash from Operations to Free Cash Flow (millions) $2,977 $2,752  $2,271  $2,757  $3,855  $2,873  (1,067)  (950)  (518)  (499)  (453)  (514)  (376)  (304)  (308)  (459)  (619)  (194)  289 291  -  -  -  -  $1,823 $1,789  $1,445  $1,799  $2,783  $2,165  152 154  170  188  196  208  End of period shares outstanding Cash from Operations Capital expenditures Distributions to noncontrolling interests Free Cash Flow Contributions from noncontrolling interests

12 8.7 (4) 8.2 6.0 (1) Production Capacity millions (nutrient tons) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding …delivers value by increasing nitrogen participation per share Since 2010: Increased production capacity 36% Decreased share count 57% ~138 (5) 151.6 356.3 Notes: • Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara • Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal • Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF’s acquisition of publicly traded TNH units • Beginning in 2022 includes decrease in production capacity due to Ince plant closure • Beginning in 2023 includes decrease in production capacity due to Billingham NH 3 plant closure and additional production capacity from Waggaman ammonia production complex All N production numbers based on year end figures per 10 - K filings (1) Beginning in 2010 includes capacity from Terra Industries acquisition (2) Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests (3) Share count based on end - of - period common shares outstanding; share count prior to 2015 based on 5 - for - 1 split - adjusted shares (4) Includes CF’s 40% interest in Blue Point One capacity. Assumes completion of Blue Point One on time and nameplate capacity (5) Assumes completion of the ~$1.5B remaining, as of June 30, 2026, in the share repurchase program authorized in Q4 2025 and set to expire in December 2029, using the share price of $108.26 on June 30, 2026, for an estimated shares outstanding of approximately 138 million shares Million Shares Outstanding (3) 17 30 39 53 54 63 0 10 20 30 40 50 60 70 2010 2015 2020 2025 Q2 2026 2030F (~9)% 6% (2)

Appendix

14 Q2 2026 adjusted EBITDA favorable driven by strong pricing partially offset by lower volumes (1) See appendix for reconciliations of adjusted EBITDA to the most directly comparable GAAP measure Q2 2026 vs Q2 2025 Adjusted EBITDA $761 $ 588 $(158) $3 $ 1,192 Adj. EBITDA Q2 2025 (1) Price Volume Realized Gas Cost Adj. EBITDA Q2 2026 (1) $ millions Other $50 $ (52) Business Interruption Insurance

15 1H 2026 adjusted EBITDA favorable driven by strong pricing (1) See appendix for reconciliations of adjusted EBITDA to the most directly comparable GAAP measure (2) 1H 2026 adjusted EBITDA includes a gain of $170M from a litigation settlement 1H 2026 vs 1H 2025 Adjusted EBITDA $ 1,405 $989 $(197) $ (73) $2 ,175 Adj. EBITDA 1H 2025 (1) Price Volume Realized Gas Cost Adj. EBITDA 1H 2026 (1) $ millions Other (2) $50 $1 Business Interruption Insurance

16 1H 2026 strong cash generation and focused capital allocation (1) Represents the cash and cash equivalents balance on the Company's Consolidated Balance Sheet at the end of each respective pe rio d (2) Consists of 60% of the total Blue Point One JV capex of ~$143M in 1H 2026 (3) Includes Blue Point One JV capex of ~$57M in 1H 2026, which represents the 40% attributable to CF (4) Semi - annual distribution paid to noncontrolling interests in Q1 2026 (5) Represents share repurchases and dividends paid in 1H 2026 as reflected on the Company’s Consolidated Statement of Cash Flows $1 ,982 Cash Q4 2025 (1) Cash from Operations Return to Shareholders (5) Other Cash 1H 2026 (1) $2,480 $(201) $1,374 $(86) $(408) Capex Funded by JERA & Mitsui (2) Funded by CF (3) $(494) Consolidated CF Capex 1H 2026 Cash Sources and Uses $ millions JERA & Mitsui Blue Point One JV Capital Contributions $233 $(408) $(6) CHS Distribution (4)

17 $5.00 $4.50 $4.00 $3.50 $3.00 $2.50 $2.00 $0.6 $0.7 $0.9 $1.0 $1.2 $1.3 $1.4 $300 $1.4 $1.5 $1.7 $1.8 $2.0 $2.1 $2.3 $350 $2.2 $2.3 $2.5 $2.6 $2.8 $2.9 $3.1 $400 $3.0 $3.1 $3.3 $3.4 $3.6 $3.7 $3.9 $450 $3.8 $3.9 $4.1 $4.2 $4.4 $4.5 $4.7 $500 $4.6 $4.7 $4.9 $5.0 $5.2 $5.3 $5.5 $550 CF Industries Adjusted EBITDA sensitivity table Table illustrates the CF Industries business model across a broad range of industry conditions $50/ton urea realized movement implies ~$800M change in Adjusted EBITDA on an annual basis (1) Based on 2025 sales volumes of approximately 19.1 million product tons, 2025 gas consumption of 352 million MMBtus and 2023 - 2025 average nitrogen product sales price relationships. Changes in product prices and gas costs are not applied to the CHS minority interest or industrial contracts w her e CF Industries is naturally hedged against changes in product prices and gas costs. Table output assumes 1.4M MT CO 2 captured via Donaldsonville CCS (2) Assumes that a $50 per ton change in urea prices is also applied proportionally to all nitrogen products and is equivalent to a $34.78 per ton change in UAN price, $36.96 per ton change in AN price, $89.14 per ton change in ammonia price, and $21.20 per ton change in the price of the Other segment Adjusted EBITDA Sensitivity to Natural Gas and Urea Prices (1) $ billions CF Realized Natural Gas Cost ($/MMBtu) CF Realized Urea Price ($/ton) (2)

18 Financial results – second quarter and first half 2026 1H 2025 1H 2026 Q2 2025 Q2 2026 In millions, except percentages, per MMBtu and EPS $ 3,553 $ 4,208 $ 1,890 $ 2,222 Net sales 1,327 1,891 755 1,145 Gross margin 37.3% 44.9% 39.9% 51.5% - As a percentage of net sales $ 698 $ 1,342 $ 386 $ 727 Net earnings attributable to common stockholders 4.20 8.71 2.37 4.73 Net earnings per diluted share 1,374 2,174 757 1,166 EBITDA (1) 1,405 2,175 761 1,192 Adjusted EBITDA (1) 165.9 154.2 163.1 153.9 Diluted weighted - average common shares outstanding $ 3.53 $ 4.22 $ 3.36 $ 3.37 Natural gas costs in cost of sales (per MMBtu) (2) (0.01) (0.21) — — Realized derivatives gain in cost of sales (per MMBtu) (3) $ 3.52 $ 4.01 $ 3.36 $ 3.37 Cost of natural gas used for production in cost of sales (per MMBtu) $ 3.71 $ 3.91 $ 3.16 $ 2.93 Average daily market price of natural gas at the Henry Hub (per MMBtu) $ 453 $ 443 $ 232 $ 215 Depreciation and amortization $ 377 $ 494 $ 245 $ 271 Capital expenditures (1) See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures (2) Includes the cost of natural gas used for production and related transportation that is included in cost of sales during the per iod under the first - in, first - out inventory cost method (3) Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark - to - market gain s and losses on natural gas derivatives

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA

In millions	Q2 2026	Q2 2025	1H 2026	1H 2025	Q2 2026 LTM
Net earnings	**$ 869**	**$ 492**	**$ 1,545**	**$ 843**	**$ 2,500**
Less: Net earnings attributable to noncontrolling interests	(142)	(106)	(203)	(145)	(401)
Net earnings attributable to common stockholders	**$ 727**	**$ 386**	**$ 1,342**	**$ 698**	**$ 2,099**
Interest expense—net	24	19	43	39	78
Income tax provision	224	143	392	229	604
Depreciation and amortization	215	232	443	453	888
Less other adjustments:					
Interest income—net in noncontrolling interests	—	—	1	—	3
Depreciation and amortization in noncontrolling interests	(24)	(22)	(46)	(43)	(93)
Loan fee amortization[(1)]	—	(1)	(1)	(2)	(3)
EBITDA	**$ 1,166**	**$ 757**	**$ 2,174**	**$ 1,374**	**$ 3,576**
Unrealized net mark-to-market (gain) loss on natural gas derivatives	(2)	—	(5)	2	(2)
Loss (gain) on foreign currency transactions	2	(3)	5	(1)	1
Less: Gain (loss) on foreign currency transactions in noncontrolling interests	—	6	(1)	6	—
Asset impairment[(2)]	23	—	23	—	99
Loss on sale of Ince facility	—	—	—	23	—
Insurance recoveries—property damage	—	—	(25)	—	(25)
Blue Point One joint venture construction costs[(3)]	3	1	4	1	7
Loss on debt extinguishment	—	—	—	—	6
Pension settlement loss	—	—	—	—	1
Total adjustments	26	4	1	31	87
Adjusted EBITDA	**$ 1,192**	**$ 761**	**$ 2,175**	**$ 1,405**	**$ 3,663**

(1) Loan fee amortization is included in both interest expense—net and depreciation and amortization

(2) Consists of asset impairment charges related to property, plant and equipment at the Donaldsonville and Yazoo City Complexes

(3) Represents 40% of Blue Point One joint venture costs related to the construction of the low-carbon ammonia production facility at our Blue Point Complex, which excludes the portion attributable to the noncontrolling interests

CF 19

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA, continued

In millions	FY 2025	FY 2024	FY 2023	FY 2022
Net earnings	**$ 1,798**	**$ 1,477**	**$ 1,838**	**$ 3,937**
Less: Net earnings attributable to noncontrolling interests	(343)	(259)	(313)	(591)
Net earnings attributable to common stockholders	**$ 1,455**	**$ 1,218**	**$ 1,525**	**$ 3,346**
Interest (income) expense—net	74	(2)	(8)	279
Income tax provision	441	285	410	1,158
Depreciation and amortization	898	925	869	850
Less other adjustments:				
Interest income—net in noncontrolling interests	2	—	—	—
Depreciation and amortization in noncontrolling interests	(90)	(91)	(85)	(87)
Loan fee amortization(1)	(4)	(4)	(4)	(4)
EBITDA	**$ 2,776**	**$ 2,331**	**$ 2,707**	**$ 5,542**
Unrealized net mark-to-market (gain) loss on natural gas derivatives	5	(35)	(39)	41
Loss on foreign currency transactions	(5)	—	—	28
Less: loss on foreign currency transactions in noncontrolling interests	7	—	—	—
Asset impairment(2)	76	—	—	—
Impact of employee benefit plan policy change	—	(16)	—	—
U.K. long-lived and intangible asset impairment	—	—	—	239
U.K. operations restructuring	23	—	10	19
Acquisition and integration costs	—	4	39	—
Impairment of equity method investment in PLNL	—	—	43	—
Unrealized gain on embedded derivative liability	—	—	—	(14)
Blue Point One joint venture construction costs(3)	4	—	—	—
Pension settlement loss and curtailments gains—net	1	—	—	17
Loss on debt extinguishment	6	—	—	8
Total adjustments	117	(47)	53	338
Adjusted EBITDA	**$ 2,893**	**$ 2,284**	**$ 2,760**	**$ 5,880**

(1) Loan fee amortization is included in both interest (income) expense—net and depreciation and amortization
(2) Consists of asset impairment charges related to property, plant and equipment at the Donaldsonville and Yazoo City Complexes
(3) Represents 40% of Blue Point joint venture costs related to the construction of the low-carbon ammonia production facility at our Blue Point Complex, which excludes the portion attributable to the noncontrolling interests

CF 20

Non-GAAP: reconciliation of cash from operations to free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield

In millions, except percentages and share price	Q2 2026 LTM	FY 2025	FY 2024	FY 2023	FY 2022
Cash provided by operating activities	$ 2,977	$ 2,752	$ 2,271	$ 2,757	$ 3,855
Capital expenditures	(1,067)	(950)	(518)	(499)	(453)
Distributions to noncontrolling interests	(376)	(304)	(308)	(459)	(619)
Contributions from noncontrolling interests	289	291	—	—	—
Free cash flow[(1)]	$ 1,823	$ 1,789	$ 1,445	$ 1,799	$ 2,783
Adjusted EBITDA	$ 3,663	$ 2,893	$ 2,284	$ 2,760	$ 5,880
Free cash flow to Adjusted EBITDA conversion[(2)]	50 %	62 %	63 %	65 %	47 %
Shares outstanding as of period end	151.6	153.6	169.9	188.2	195.6
Share price as of period end[(3)]	$ 108.26	$ 77.34	$ 85.32	$ 79.50	$ 85.20
Market Cap	$ 16,412	$ 11,879	$ 14,496	$ 14,962	$ 16,665
Free cash flow yield[(4)]	11.1 %	15.1 %	10.0 %	12.0 %	16.7 %

(1) Q2 2026 LTM and FY 2025 include the cash inflows and outflows associated with the Blue Point One joint venture formed on April 8, 2025
(2) Represents annual and Q2 2026 LTM free cash flow divided by annual and Q2 2026 LTM Adjusted EBITDA
(3) Source: FactSet
(4) Represents annual and Q2 2026 LTM free cash flow divided by market value of equity (market cap) as of December 31st for each year and June 30th for Q2 2026 LTM

CF

21